Exhibit 10.1

AMENDMENT TO MASTER EXCHANGE AGREEMENT

This Amendment to the Master Exchange Agreement (this “Amendment”) is effective as of March 3, 2017.

WHEREAS, Net Element, Inc., a Delaware corporation (the “Company”), and Crede CG III, Ltd., an exempted company incorporated under the laws of Bermuda (the “Creditor”), are parties to that certain Master Exchange Agreement, dated as of May 2, 2016 (the “Agreement”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement.

WHEREAS, the Company and Creditor desire to amend certain provisions of the Agreement, and Section 8(c) of the Agreement permits the Agreement to be amended by amended in writing signed by the Company and by the Creditor.

NOW THEREFORE, in consideration of the mutual covenants contained herein, the Company and the Creditor hereby agree that the Agreement shall be amended as follows:

1.                  Recitals. All of the recitals contained herein are true and correct and are incorporated herein by this reference.

2.                  Amendment. The first sentence in Section 1(a) of the Agreement is hereby amended and restated in its entirety by deleting such second sentence and replacing it with the following:

“Subject to the provisions of Section 1(d), at any time or times from the date hereof up to August 31, 2017 (the “Outside Date”), the Creditor shall be obligated to exchange upon the Company issuing an Exchange Notice (as defined below) the Tranche (in the amount specified in the Exchange Notice representing a portion of the outstanding and unpaid Existing Debt into validly issued, fully paid and non-assessable shares of Common Stock in accordance with Section 1(c), at the Exchange Rate (as defined below).”

3.                  Limited Effect. Except as expressly amended and modified by this Amendment, the Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

4.                  Governing Law. This Amendment and the rights and obligations of the parties hereto shall be construed in accordance with and governed by the internal laws of the State of New York.

5.                  Counterparts. This Amendment may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment in Portable Document Format (PDF) or by facsimile transmission shall be as effective as delivery of a manually executed original counterpart of this Amendment.

IN WITNESS WHEREOF, the parties to this Amendment have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first set forth above.

NET ELEMENT, INC.

By:	/s/ Oleg Firer
Name:	Oleg Firer
Title:	CEO

CREDE CG III, LTD.

By:	/s/ Terren Peizer
Name:	Terren Peizer
Title:	Managing Member